New York & Company Contact: Ronald Ristau Chief Operating Officer Chief Financial Officer (212) 884-2000		Inter Parfums, Inc. Contact: Russell Greenberg, Exec. VP & CFO (212) 983-2640 rgreenberg@interparfumsinc.com www.interparfumsinc.com

New York & Company Investor/Media Contact: Integrated Corporate Relations (203) 682-8200 Investor: Allison Malkin Media: Kellie Baldyga	or	Inter Parfums Investor Relations Counsel: The Equity Group Inc. Linda Latman (212) 836-9609 Lena Cati (212) 836-9611 www.theequitygroup.com

FOR IMMEDIATE RELEASE

NEW YORK & COMPANY AND INTER PARFUMS, INC. ENTER INTO EXCLUSIVE
AGREEMENT FOR PERSONAL CARE PRODUCTS

NEW YORK, NY -- April 9, 2007 -- New York & Company, Inc. (NYSE: NWY) and Inter Parfums, Inc. (NASDAQ GS: IPAR ) have signed an exclusive agreement under which Inter Parfums will design and manufacture a new line of personal care products which will be sold at the New York & Company retail locations and on their website.

"We anticipate that the initial line of bath and body products will be in New York & Company stores late this year or early next year," stated Jean Madar, Chairman & CEO of Inter Parfums.  He further noted, "We are very excited about our association with New York & Company, one of the fastest growing retailers in the United States.  We admire the success it has achieved by building its brand and loyal customer base around clothing and accessories that are 'trendy, affordable, comfortable and sexy for real women and with real lives'.  The bath and body products that we are developing are designed for the target New York & Company customer, the fashion-conscious, value-sensitive women between the ages of 25 and 45."

Pursuant to the agreement, Inter Parfums will be responsible for product development, formula creation, packaging and manufacturing while New York & Company will be responsible for marketing and selling in its stores.

Richard P. Crystal, New York & Company's Chairman and CEO, stated, "In addition to increasing our market penetration by opening new stores, an important part of our growth strategy is to offer new, brand-appropriate products to our customers.  Bath and body products represent an ideal new category for brand extension.  We have every confidence that Inter Parfums will interpret the latest trends in beauty products and packaging with very affordable price points.  We expect this effort to assist us in increasing items per transaction and importantly grow sales in a category that is highly demanded by our customer base."

Forward‑Looking Statements for New York and Company: This press release contains certain forward‑looking statements.  Some of these statements can be identified by terms and phrases such as "anticipate," "believe," "intend," "estimate," "expect," "continue," "could," "may," "plan," "project," "predict" and similar expressions and include references to assumptions that we believe are reasonable and relate to our future prospects, developments and business strategies.  Such statements are subject to various risks and uncertainties that could cause actual results to differ materially.  These include, but are not limited to:  (i) our ability to open and operate stores successfully; (ii) seasonal fluctuations in our business; (iii) our ability to anticipate and respond to fashion trends and launch new product lines successfully; (iv) general economic conditions, consumer confidence and spending patterns; (v) our dependence on mall traffic for our sales; (vi) the susceptibility of our business to extreme and/or unseasonable weather conditions; (vii) our ability to retain and recruit key personnel; (viii) our reliance on third parties to manage some aspects of our business; (ix) changes in the cost of raw materials, distribution services or labor; (x) our reliance on foreign sources of production; (xi) the potential impact of natural disasters and health concerns relating to outbreaks of widespread diseases, particularly on manufacturing operations of our vendors; (xii) the ability of our manufacturers to manufacture and deliver products in a timely manner while meeting our quality standards; (xiii) our ability to successfully integrate acquired businesses into our existing business; (xiv) our reliance on manufacturers to maintain ethical business practices; (xv) our ability to protect our trademarks and other intellectual property rights; (xvi) our ability to maintain and our reliance on our information systems infrastructure; (xvii) our dependence on the success of our brand; (xviii) competition in our market, including promotional and pricing competition; (xix) our reliance on the effective use of customer information; (xx) the effects of government regulation; (xxi) the control of our company by our sponsors; and (xxii) other risks and uncertainties as described in our documents filed with the SEC, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q.  We undertake no obligation to revise the forward‑looking statements included in this press release to reflect any future events or circumstances.

About New York & Company, Inc.

New York & Company, Inc., founded in 1918, is a leading specialty retailer of fashion-oriented, moderately-priced women's apparel. The Company's proprietary branded New York & Company TM merchandise is sold exclusively through its national network of New York & Company retail stores and online at www.nyandcompany.com. The Company currently operates 562 retail stores in 44 states. Additionally, certain product, press release and SEC filing information concerning the Company are available at the Company's website: www.nyandcompany.com.

Forward-Looking Statements of Inter Parfums: Statements in this release which are not historical in nature are forward-looking statements. Although we believe that our plans, intentions and expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such plans, intentions or expectations will be achieved. In some cases you can identify forward-looking statements by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will" and "would" or similar words. You should not rely on forward-looking statements because actual events or results may differ materially from those indicated by these forward-looking statements as a result of a number of important factors. These factors include, but are not limited to, the risks and uncertainties discussed under the headings "Forward Looking Statements" and "Risk Factors" in Inter Parfums' annual report on Form 10-K for the fiscal year ended December 31, 2006, and the reports Inter Parfums files from time to time with the Securities and Exchange Commission. Inter Parfums does not intend to and undertakes no duty to update the information contained in this press release.

 About Inter Parfums, Inc.

Inter Parfums develops, manufactures and distributes prestige perfumes and cosmetics as the exclusive worldwide licensee for Burberry, Lanvin, Paul Smith, S.T. Dupont, Christian Lacroix, Quiksilver/Roxy, and Van Cleef & Arpels and has controlling interest in Nickel S.A., a men's skin care company.  It also produces personal care products for specialty retailers under exclusive agreements with Gap Inc. and now New York & Company.  In addition, Inter Parfums produces and supplies mass market fragrances and fragrances related products.  The Company's products are sold in over 120 countries worldwide.